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As filed with the Securities and Exchange Commission on December 21, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0303916 (I.R.S. Employer Identification Number)

One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin M. Connor, Esq.
Senior Vice President, General Counsel & Secretary
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offer Price Per Share/ Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class A common stock, par value $0.01 per share	(1)	(2)

(1)
An indeterminate aggregate initial offering price and number of shares of Class A common stock is being registered hereunder, as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion, repurchase or exchange thereof.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

AMC ENTERTAINMENT HOLDINGS, INC.

Class A common stock

        This prospectus relates to sales of the Class A common stock of AMC Entertainment Holdings, Inc. by us or our selling stockholders from time to time in one or more offerings. We or the selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling stockholders.

        This prospectus describes some of the general terms that may apply to our Class A common stock. Each time Class A common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or any free writing prospectus will contain more specific information about the offering, including the number of shares of our Class A common stock to be sold by us or the selling stockholders. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        The shares of our Class A common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The shares of our Class A common stock offered by this prospectus and the accompanying prospectus supplement or free writing prospectus may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "AMC."

        Investing in our Class A common stock involves a high degree of risk. See "Risk Factors" on page 7 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the automatic shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings, shares of our Class A common stock. This prospectus provides you with a general description of the Class A common stock that we or the selling stockholders may offer. We will also be required to provide a prospectus supplement or free writing prospectus containing specific information about the selling stockholders, if applicable, and the terms on which our Class A common stock is being offered and sold. We may also add, update or change in a prospectus supplement or free writing prospectus information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Where You Can Find More Information; Incorporation of Documents by Reference," and any free writing prospectus that we prepare and distribute.

        Neither we nor the selling stockholders or any of our or their respective affiliates have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we have prepared. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. We and the selling stockholders may only offer to sell, and seek offers to buy, shares of our Class A common stock in jurisdictions where offers and sales are permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

        Unless we state otherwise, references to "we," "us," "our," the "Company" or "AMC" refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR CLASS A COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY
REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

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  our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K"), which we filed with the SEC on March 8, 2016;

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  the portions of our Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2016 that are incorporated by reference into Part III of our 2015 Form 10-K;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (the "March 2016 10-Q"), June 30, 2016 (the "June 2016 10-Q") and September 30, 2016 (the "September 2016 Form 10-Q"), which we filed with the SEC on May 6, 2016, August 1, 2016 and November 9, 2016, respectively;

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  our Current Reports on Form 8-K filed with the SEC on January 12, 2016, February 9, 2016, February 17, 2016, February 25, 2016, March 4, 2016 (the second filing on such date), March 31, 2016, April 27, 2016 (both filings on such date), July 13, 2016, July 25, 2016 (both filings on such date), July 26, 2016, October 21, 2016, October 24, 2016 (both filings on such date), October 31, 2016, November 4, 2016, November 7, 2016, November 8, 2016, November 30, 2016 (both filings on such date), December 8, 2016 and December 21, 2016 (both filings on such date); and

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  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

        We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute "forward-looking statements" within the meaning of the Exchange Act. Statements that are not historical facts, including statements about AMC's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, "will," "intends," "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond AMC's ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

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  decreased supply of motion pictures or delayed access to motion pictures;

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  quality of motion picture production, spending levels on motion picture marketing, and performance of motion pictures in our markets;

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  risks and uncertainties relating to our significant indebtedness;

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  limitations on the availability of capital may prevent us from deploying strategic initiatives;

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  risks of poor financial results may prevent us from meeting our payment obligations;

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  our ability to utilize net operating loss carryforwards to reduce our future tax liability;

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  increased competition in the geographic areas in which we operate;

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  increased use of alternative film delivery methods or other forms of entertainment;

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  shrinking exclusive theatrical release windows;

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  certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

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  general political, social and economic conditions, including the effect of the exit of the United Kingdom from the European Union;

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  review by antitrust authorities in connection with acquisition opportunities;

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  dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with our pending acquisitions;

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  optimizing our theatre circuit through construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

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  our ability to achieve expected synergies and benefits and performance from our strategic theatre acquisitions and strategic initiatives, execution risks related to our pending and completed acquisitions and other strategic initiatives;

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  operating a business in markets AMC is unfamiliar with, including acceptance by moviegoers of AMC initiatives that are new to those markets;

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  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us with respect to pending or completed acquisitions;

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  our ability to refinance our indebtedness on terms favorable to us;

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  the ability to comply with covenants in the agreements governing our indebtedness;

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  failures, unavailability or security breaches of our information systems;

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  our investment and equity in earnings from National CineMedia, LLC ("NCM") may be negatively impacted by the competitive environment in which NCM operates and by the risks associated with its strategic initiatives;

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  risks relating to impairment losses and theatre and other closure charges;

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  risks relating to the incurrence of legal liability;

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  risks relating to disruptions from recently completed acquisitions;

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  risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions;

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  increased costs in order to comply with governmental regulation and the impact of governmental investigations concerning potentially anticompetitive conduct including film clearances and partnering with other major exhibitors in joint ventures; and

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  we may not generate sufficient cash flows or have sufficient restricted payment capacity under our Senior Secured Credit Facility or the indentures governing our debt securities to pay our intended dividends on our Class A common stock.

        Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2015 Form 10-K, the June 2016 Form 10-Q and the September 2016 Form 10-Q under the heading "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2015 Form 10-K, the June 2016 Form 10-Q and the September 2016 Form 10-Q and in subsequent reports filed by us with the SEC, including Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

 OUR COMPANY

        We are the world's largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100 year history, we have pioneered many of the theatrical exhibition industry's most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we revolutionized movie-going with the deployment of our theatre renovations featuring plush, powered recliner seating. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.

Corporate Information

        We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

RISK FACTORS

        Investing in our Class A common stock involves a high degree of risk. You should consider the specific risks described in our 2015 Form 10-K, our June 2016 Form 10-Q and our September 2016 Form 10-Q, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See "Where You Can Find More Information; Incorporation of Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to predict results or trends in future periods.

 USE OF PROCEEDS

        The use of proceeds of any sale of shares of our Class A common stock by us will be specified in an accompanying prospectus supplement. We will not receive any proceeds from any sale of shares of our Class A common stock by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        Summarized below are the material terms of AMC's capital stock. This summary is qualified in its entirety by reference to Delaware law, the AMC amended and restated certificate of incorporation (the "certificate of incorporation") and the AMC amended and restated bylaws (the "bylaws"), which you are encouraged to read. For greater detail on the provisions that may be important to you, please read the certificate of incorporation and the bylaws, which are incorporated by reference.

Authorized Capital Stock

        AMC's authorized capital stock consists of:

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  524,173,073 shares of Class A common stock, par value $0.01 per share;

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  75,826,927 shares of Class B common stock, par value $0.01 per share; and

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  50,000,000 shares of preferred stock, par value $0.01 per share.

        As of December 21, 2016, AMC had 34,339,806 of Class A common stock, 75,826,927 shares of Class B common stock, and no shares of preferred stock, outstanding.

Voting Rights

        Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to three votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law.

        AMC's directors are elected by all of the common stockholders voting together as a single class.

        Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of AMC's outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the "DGCL"), AMC's certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of AMC common stock and AMC preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by AMC's stockholders. Under the DGCL, amendments to AMC's certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class

Conversion

        The Class A common stock is not convertible into any other shares of AMC capital stock.

        Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in the certificate of incorporation.

        All authorized shares of Class B common stock shall automatically convert to Class A common stock if and when the holders of Class B common stock collectively hold less than 30% of the aggregate number of outstanding shares of AMC common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dividends

        Holders of Class A common stock and Class B common stock share ratably (based on the number of shares of common stock held) in any dividend declared by AMC's board of directors (the "AMC Board"), subject to any preferential rights of any outstanding preferred stock.

Other Rights

        Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

        AMC's certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

        Certain provisions of AMC's certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for AMC shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:

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  provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

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  provide that the size of the board of directors will be set by members of the board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC board of directors, may be filled only by vote of a majority of the directors then in office;

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  do not permit stockholders to take action by written consent unless Dalian Wanda Group Co., Ltd ("Wanda") owns shares of AMC outstanding common stock representing at least 50.1% of the total voting power;

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  provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

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  establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

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  limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the

    AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to AMC's secretary of the stockholder's intention to bring such business before the meeting;

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  authorize the issuance of "blank check" preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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  do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

        The certificate of incorporation expressly states that AMC has elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company's board of directors. Although AMC has elected to opt out of the statute's provisions, AMC could elect to be subject to Section 203 in the future.

Special Meeting of Stockholders

        Special meetings of the AMC stockholders may be called only by a majority of the AMC directors.

Actions by Written Consent

        Stockholder action by written consent in lieu of a meeting may only be taken so long as Wanda owns common stock representing a majority of AMC's outstanding voting power. Thereafter, stockholder action can be taken only at an annual or special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice generally must be delivered to and received at AMC's principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year's annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting of the AMC stockholders, a stockholder's notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares

        The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.

Amendments to Certificate of Incorporation or Bylaws

        The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.

Registration Rights

        Pursuant to the management stockholders agreement, dated as of August 30, 2012, as amended on December 17, 2013, by and among the Company and the stockholders party thereto, certain members of management have the right subject to various conditions and limitations, to include shares of our Class A common stock in registration statements relating to our Class A common stock. These registration rights of our stockholders could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our Class A common stock.

Limitation of Liability and Indemnification of Directors and Officers

        As permitted by the DGCL, AMC has adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of AMC's directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to AMC or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

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  any breach of the person's duty of loyalty to AMC or its stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

  •
  any transaction from which the person derived an improper personal benefit.

        These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        As permitted by the DGCL, the certificate of incorporation and bylaws provide that:

  •
  AMC will indemnify its current and former directors and officers and anyone who is or was serving at AMC's request as the director or officer of, or legal representative in, another entity,

    and may indemnify its current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

  •
  AMC may purchase and maintain insurance on behalf of its current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

        AMC currently maintains liability insurance for its directors and officers.

        The certificate of incorporation requires AMC to advance expenses to its directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that it may advance expenses to its employees and other agents, upon such terms and conditions, if any, as it deems appropriate.

Provisions of the Certificate of Incorporation Relating to Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between AMC and Wanda and its subsidiaries, the certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of its affairs as they may involve Wanda and its officers and directors.

        The certificate of incorporation provides that, subject to any written agreement to the contrary, Wanda will have no duty to refrain from engaging in the same or similar activities or lines of business that AMC engages in, and, except as set forth in the certificate of incorporation, neither Wanda nor its officers or directors will be liable to AMC or its stockholders for any breach of any fiduciary duty due to any such activities of Wanda.

        The certificate of incorporation also provides that AMC may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Wanda. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by AMC or any of AMC's subsidiaries or Wanda, shall be considered contrary to any fiduciary duty to AMC or its stockholders of any director or officer of AMC who is also a director, officer or employee of Wanda. With limited exceptions, to the fullest extent permitted by law, no director or officer of AMC who is also a director, officer or employee of Wanda shall have or be under any fiduciary duty to AMC or its stockholders to refrain from acting on behalf of AMC or any of its subsidiaries or on behalf of Wanda in respect of any such agreement or performing any such agreement in accordance with its terms.

        The certificate of incorporation further provides that if one of AMC's directors or officers who is also a director or officer of Wanda acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Wanda and AMC, the director or officer will have satisfied his or her fiduciary duty to AMC and its stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of AMC and who is also a director but not an officer of Wanda, will belong to AMC unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of AMC's officers, in which case it will not belong to AMC;

  •
  a corporate opportunity offered to any person who is a director but not an officer of AMC, and who is also a director or officer of Wanda, will belong to AMC only if that opportunity is expressly offered to that person in that person's capacity as one of AMC's directors; and

  •
  a corporate opportunity offered to any person who is an officer of both Wanda and AMC will belong to AMC only if that opportunity is expressly offered to that person in that person's capacity as one of AMC's officers.

        Notwithstanding these provisions, the certificate of incorporation does not prohibit AMC from pursuing any corporate opportunity of which AMC becomes aware.

        These provisions in the certificate of incorporation will no longer be effective on the date that none of AMC's directors or officers are also directors or officers of Wanda.

        If the certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to AMC and regulating the conduct of AMC's directors and officers in situations where their duties to AMC and Wanda conflict, the actions of AMC's directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, AMC does not believe the corporate opportunity guidelines set forth in the certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of the certificate of incorporation and Delaware law, Delaware law would control.

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is Computershare Trust Company, N.A.

Listing

        The Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "AMC."

SELLING STOCKHOLDERS

        Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

 PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods of sale.

        In addition, the manner in which we or the selling stockholders may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us or selling stockholders to close out its short positions;

  •
  sell Class A common stock short and re-deliver such shares to close out the short positions;

  •
  enter into options or other types of transactions that require us or the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

  •
  loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The Class A common stock covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or the selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.

        A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:

  •
  the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the Class A common stock and the net proceeds to be received by us or the selling stockholders from the sale;

  •
  any delayed delivery arrangements;

  •
  the method of distribution;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the Class A common stock described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus.

EXPERTS

        The consolidated financial statements of AMC Entertainment Holdings, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2015 consolidated financial statements refers to AMC Entertainment Holdings, Inc.'s adoption of the Financial Accounting Standards Boards' Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes.

        The financial statements of National CineMedia, LLC, incorporated in this registration statement by reference from the AMC Entertainment Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Digital Cinema Implementation Partners, LLC, incorporated in this registration statement by reference, have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Odeon and UCI Cinemas Holdings Limited as of December 31, 2015 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report is qualified due to the omission of comparative financial information, which omission is more fully disclosed in Note 1 to the December 31, 2015 consolidated financial statements. Furthermore, the audit report contains an explanatory paragraph relating to qualitative differences between U.K. Generally Accepted Accounting Practice and U.S. Generally Accepted Accounting Principles as presented in Note 30 to the consolidated financial statements.

Part II—Information not required in prospectus

Item 14.    Other expenses of issuance and distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

SEC registration fee	$	*
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing expenses		**
Transfer agent and registrar and fees		**
Stock exchange listing fee		**
Miscellaneous expenses		**

Total	$	**

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of directors and officers.

        AMC is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, and AMC has entered into indemnification agreements with each of its directors whereby AMC is contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breach of a fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The amended and restated certificate of incorporation of AMC provides for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the company, or a person of whom such person is the legal representative, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent permitted by the DGCL, against any expenses, liability and loss (including attorneys' fees, judgments, fines Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The amended and restated certificate of incorporation of AMC also provides that the personal liability of its directors for monetary damages for breach of fiduciary duty as a director of the corporation is eliminated to the fullest extent permitted by the DGCL. Expenses incurred in defending any such proceeding in advance of its final disposition may be paid by the corporation in advance of its final disposition, provided that if the DGCL so requires, the payment of such expenses shall only be made upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified by the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because such person has met the applicable standard of conduct set forth in the DGCL nor an actual determination that such person has failed to meet such standard of conduct shall be a defense to an action brought by a claimant whom the corporation has failed to pay in full within 30 days of having received a written claim.

Item 16.    Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index on the last page and are incorporated by reference herein.

Item 17.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 21st day of December, 2016.

AMC ENTERTAINMENT HOLDINGS, INC.
By:	/s/ ADAM M. ARON
	Name:	Adam M. Aron
	Title:	President and Chief Executive Officer

Powers of Attorney

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 21, 2016.

Signature	Title

/s/ ADAM M. ARON Adam M. Aron	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ CHRIS A. COX Chris A. Cox	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ LIN ZHANG Lin Zhang	Chairman of the Board of Directors
/s/ JACK Q. GAO Jack Q. Gao	Director

Signature	Title

/s/ MAOJUN ZENG Maojun Zeng	Director
/s/ ANTHONY J. SAICH Anthony J. Saich	Director
/s/ LLOYD HILL Lloyd Hill	Director
/s/ GARY F. LOCKE Gary F. Locke	Director
/s/ HOWARD KOCH, JR. Howard Koch, Jr.	Director
/s/ KATHLEEN PAWLUS Kathleen Pawlus	Director

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated May 21, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and, solely with respect to certain sections, the stockholder representative referenced therein (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on October 8, 2013, as amended).

2.2		Share Purchase Agreement dated as of July 12, 2016, by and among AMC Entertainment Holdings, Inc., AMC (UK) Acquisition Limited, Monterey Capital III S.A.R.L., Odeon/UCI and UCI Cinemas Holdings Limited Odeon/UCI and UCI Cinemas Group Limited and certain Management Shareholders. (incorporated by reference from Exhibit 2.1 to the Company's Form 8-K (File No. 1-33892) filed on July 13, 2016).

2.3		Stock Purchase Agreement by and among AMC Entertainment Holdings, Inc., SMH Theatres, Inc., the Shareholders of SMH Theatres, Inc. and the Representative named herein dated as of July 13, 2015. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on July 14, 2015).

2.4		Amended and Restated Agreement and Plan of Merger dated as of July 24, 2016, by and among AMC Entertainment Holdings, Inc., Congress Merger Subsidiary, Inc., and Carmike Cinemas, Inc. (incorporated by reference from Exhibit 2.1 to the Company's Form 8-K (File No. 1-333829) filed on July 24, 2016).

4.1		Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on December 23, 2013).

4.2		Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on November 22, 2013, as amended).

4.3		Management Stockholders Agreement of AMC Entertainment Holdings, Inc., dated August 30, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and the management stockholders of AMC Entertainment Holdings, Inc. party thereto (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on October 8, 2013, as amended).

4.4		Amendment No. 1 to the Management Stockholders Agreement of AMC Entertainment Holdings, Inc., dated December 17, 2013, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and the management stockholders of AMC Entertainment Holdings, Inc. party thereto (incorporated by reference from Exhibit 10.1(a) to the Company's Form 10-K (File No. 1-33892) filed March 10, 2015).

5.1	**	Opinion of Weil, Gotshal & Manges LLP.

23.1	**	Consent of KPMG LLP, independent Registered Public Accounting Firm, as to AMC Entertainment Holdings, Inc.'s consolidated financial statements as of December 31, 2015 and for each of the periods ended December 31, 2015, December 31, 2014 and December 31, 2013.

23.2	**	Consent of Deloitte & Touche LLP as to National CineMedia, LLC's financial statements.

23.3	**	Consent of CohnReznick LLP as to Digital Cinema Implementation Partners, LLC's consolidated financial statements.

Exhibit Number		Exhibit Description
23.4	**	Consent of KPMG LLP as to Odeon and UCI Cinemas Holdings Limited's financial statements.

23.5	**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on signature page hereto).

*
To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**
Filed herewith.